TERRAFORM POWER Q1 2018 Supplemental Three Months Ended March 31, 2018 Information

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected cash available for distribution, earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangements and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although the Company believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are listed below and further disclosed under the section entitled Item 1A. Risk Factors: risks related to the transition to Brookfield Asset Management Inc. sponsorship, including our ability to realize the expected benefits of the sponsorship; risks related to wind conditions at our wind assets or to weather conditions at our solar assets; risks related to the effectiveness of our internal controls over financial reporting; pending and future litigation; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to enter into contracts to sell power on acceptable prices and terms, including as our offtake agreements expire; our ability to compete against traditional and renewable energy companies; government regulation, including compliance with regulatory and permit requirements and changes in tax laws, market rules, rates, tariffs, environmental laws and policies affecting renewable energy; risks related to the expected relocation of the Company’s headquarters; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; operating and financial restrictions placed on us and our subsidiaries related to agreements governing indebtedness; risks related to the expected timing and likelihood of completion of the tender offer for the shares of Saeta Yield, S.A., including the timing or receipt of any governmental approvals; risks related to our financing of the tender offer for the shares of Saeta Yield, S.A., including our ability to issue equity on terms that are accretive to our shareholders and our ability to implement our permanent funding plan; our ability to successfully identify, evaluate and consummate acquisitions; and our ability to integrate the projects we acquire from third parties, including Saeta Yield, S.A., or otherwise and our ability to realize the anticipated benefits from such acquisitions. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties, which are described in our Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as well as additional factors we may describe from time to time in other filings with the SEC. We operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and you should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

3 Q1 2018 HIGHLIGHTS Activities Highlights • Announced offer to acquire 100% of Saeta Yield, a leading, publicly-listed European owner and operator of wind and solar assets, located primarily in Spain. Received Spanish regulatory approval for the acquisition and for our offer price of €12.20 per share; launching tender offer in early May; expecting to close the transaction in June or July • We are in advanced negotiations with an original equipment manufacturer to provide a full-wrap long- term service contract covering all our wind fleet, which features a fixed price that is consistent with our business plan and attractive availability guarantees • In late stage negotiations to acquire a fully contracted 6 MW DG solar portfolio; includes a ROFO on an additional 15 MW with the same seller, which we may be able to exercise in phases over the next 9-18 months • In January one of the towers at our Raleigh, Ontario facility collapsed due to a single faulty blade. In order to determine the root cause of the blade failure, we removed from service all 70 turbines across the fleet that utilize the same blades. After a thorough investigation to determine the root cause of the blade failure and rigorous inspections of the blades, the turbines have been returned to normal service • In early February 2018, we upsized our corporate revolving credit facility to $600 million, TERP now has over $1 billion of liquidity under committed facilities • Paid quarterly dividend of $0.19 per share, or $0.76 per share on an annualized basis – a 6% increase over previous guidance

Exhibit 99.2
TerraForm POWER

Q1 2018 HIGHLIGHTS (continued)

1,834 GWh
Generation

$23 million
CAFD

~$1,037 million
Corporate Liquidity

Key Performance Metrics

(MILLIONS, EXCEPT AS NOTED)		Three months ended Mar 31 2018		2017
LTA generation (GWh)		**2,022**		2,022
Total generation (GWh)[1]		**1,834**		1,982
Adjusted Revenue[3]	$	**139**	$	149
Adjusted EBITDA[3]		**96**		103
Net loss		**(76)**		(56)
CAFD[3]		**23**		19
Earnings (loss) per share[2]	$	**0.56**	$	(0.37)
CAFD per share[3][4]	$	**0.16**	$	0.14
Excluding impact of Raleigh outages				
Total generation (GWh) [1][5]		**1,897**		1,982
Adjusted EBITDA[3][5]	$	**102**	$	103
CAFD[3][5]	$	**29**	$	19

(1) Adjusted for sale of our UK solar and Residential portfolios.
(2) Earnings per share for the three months ended March 31, 2018 includes the impact of a $145.0 million net loss allocated to non-controlling interests resulting from changes in tax rates effective January 1, 2018.
(3) Non-GAAP measures. See "Calculation and Use of Non-GAAP Measures" and "Reconciliation of Non-GAAP Measures" sections. Amounts in 2017 adjusted for sale of our UK and Residential portfolios.
(4) Loss per share calculated on weighted average basic and diluted Class A shares outstanding. CAFD per share calculated on shares outstanding of Class A common stock and Class B common stock on March 31. For three months ended March 31, 2018, Class A common stock shares outstanding totaled 148.1 million (three months ended March 31, 2017: 92.2 million). For three months ended March 31, 2018, there is no Class B common stock shares outstanding (three months ended March 31, 2017: 48.2 million).
(5) Excluding impact of Raleigh outages in 2018.

Key Balance Sheet Metrics

(IN $ MILLIONS)	Mar 31 2018	Dec 31 2017
Corporate liquidity	1,037	855
Total long-term debt	3,637	3,643
Total capitalization[1]	5,966	6,071

(1) Total capitalization is comprised of total stockholders ' equity, redeemable non-controlling interests , and Total long-term debt.

Performance Highlights

- Our portfolio performed broadly in-line with expectations, excluding the impact of the Raleigh outages, delivering Adjusted EBITDA and CAFD of $102 million and $29 million
  - Adjusted EBITDA $1 million down mainly due to congestion in Texas Wind, partially offset by stronger resource in Utility Solar
  - CAFD $10 million higher due to lower debt service driven by refinancing executed in Q4 2017, and lower distributions to non-controlling interests, partially offset by lower Adjusted EBITDA
- Including the nonrecurring lost revenue related to the Raleigh outages, Adjusted EBITDA and CAFD were $96 million and $23 million
- Excluding the impact of the Raleigh outages, total generation in Q1 2018 of 1,897 GWh, ~4% lower than Q1 2017, primarily due to curtailment in our Wind segment. We experienced fleet availability of 95%
- Net loss of ($76) million was $20 million greater than Q1 2017 primarily due to lower Adjusted EBITDA and asset impairment in DG Solar of $15 million due to FirstEnergy Solutions bankruptcy
- Robust liquidity with over $1 billion of corporate liquidity available to fund growth

4

5 Our Business TerraForm Power’s goal is to own and operate high-quality solar and wind generation assets in North America and Western Europe Performance Targets and Key Measures • Our objective is to deliver an attractive total return in the low teens per annum to our shareholders • Expect to generate return from a dividend backed by stable cashflow from our assets and 5-8% annual dividend per share increase that we believe is sustainable over the long term • We target a dividend payout of 80-85% of CAFD • Over the next five years, expect growth to be driven primarily by cost savings, accretion from Saeta acquisition, and organic investments • Opportunistic, value-oriented acquisitions expected to provide upside to our business plan • Growth in CAFD per share is a key performance metric as it is a proxy for our ability to increase distributions

6 20+ years 15% 15-20 years 28% 10-15 years 39% <10 years 18% Our Operations Owner and operator of a 2,606 MW diversified portfolio of high-quality solar and wind assets, primarily in the US, underpinned by long-term contracts Solar Wind Total US 894 MW 1,453 MW 2,347 MW International 181 MW 78 MW 259 MW Total 1,075 MW 1,531 MW 2,606 MW Solar 67% Wind 33% 2.6 GW Fleet Large Scale Portfolio with Cash Flow Diversified by Technology1 Long-Term Offtake Contract1 1. Weighted on 2017 project CAFD. Average ~14 Years Remaining

Exhibit 99.2

Generation and Revenue

	(GWh)			(MILLIONS)			
	Actual Generation		LTA Generation	Operating Revenue, Net		Adjusted Revenue[(1)]	
	Q1 2018	Q1 2017	Q1	Q1 2018	Q1 2017	Q1 2018	Q1 2017
Wind							
Central Wind	669	778	779	$ 32	$ 40	$ 40	$ 49
Texas Wind	430	479	454	$ 6	$ 13	$ 6	$ 10
Hawaii Wind	41	39	66	$ 8	$ 7	$ 8	$ 7
Northeast Wind	325	330	324	$ 22	$ 25	$ 24	$ 25
	1,465	**1,626**	**1,623**	**$ 68**	**$ 85**	**$ 78**	**$ 91**
Solar							
NA Utility Solar	204	189	219	$ 23	$ 21	$ 24	$ 22
International Utility Solar	62	64	66	$ 8	$ 8	$ 7	$ 9
DG	103	103	114	$ 29	$ 30	$ 30	$ 27
	369	**356**	**399**	**60**	**59**	**61**	**58**
Total adjusted for Asset Sales	**1,834**	**1,982**	**2,022**	**$ 128**	**$ 144**	**$ 139**	**$ 149**
Asset Sold		**50**		**-**	**7**	**-**	**7**
Total	**1,834**	**2,032**	**2,022**	**$ 128**	**$ 151**	**$ 139**	**$ 156**

(1) Non-GAAP measures. See "Calculation and Use of Non-GAAP Measures" and "Reconciliation of Non-GAAP Measures" sections. Adjusted for unrealized (gain) loss on commodity contract derivatives, amortization of favorable and unfavorable rate revenue contracts, other non-cash items, and sale of our UK solar and Residential portfolios.

- Long term average annual generation (LTA) is energy at the point of delivery net of all recurring losses and constraints. Our LTA represents the level of production that we expect to achieve starting in 2019 as we improve the performance of our fleet
- We compare actual generation levels against the long-term average to highlight the impact of an important factor that affects the variability of our business results. In the short-term, we recognize that wind and irradiance conditions will vary from one period to the next; however, we expect our facilities will produce electricity in-line with their long-term averages over time

7

8 Selected Income Statement and Balance Sheet Information The following tables present selected income statement and balance sheet information by operating segment: Income Statement Balance Sheet 2018 2017 (12) 6 (7) 5 (57) (67) $ (76) $ (56) 49 47 54 65 (7) (9) $ 96 $ 103 23 21 35 33 (35) (35) $ 23 $ 19 Three months ended Mar 31 (MILLIONS, UNLESS NOTED) Net loss Solar Wind Corporate Total Adjusted EBITDA Solar Wind Corporate Total Total CAFD Solar Wind Corporate 2,814 2,897 3,342 3,401 103 89 $ 6,259 $ 6,387 1,101 1,145 882 884 1,946 1,929 $ 3,929 $ 3,958 1,713 1,752 2,460 2,517- (1,843) (1,840) $ 2,330 $ 2,429 Solar Wind Corporate Total Total Total Equity and NCI Solar Wind Corporate Total Total Liabilities Solar Wind Corporate As of (MILLIONS) Mar 31, 2018 Dec 31, 2017 Total Assets

9 Operating Segments

10 Solar The following table presents selected key performance metrics for our Solar segment: Overview • 1,075 MW of net capacity • 515 Sites in diverse geographies • Average remaining PPA life of 17 years • Average offtaker credit rating of Aa3 • Diverse mix of high quality modules Contracted cash flows • Utility scale – generation contracted by investment grade counterparties (such as state utilities) • Distributed generation – mostly behind the meter generation contracted by investment grade public offtakers (municipalities, universities, schools, hospitals), and commercial and industrial offtakers 2018 2017 1,075 1,075 399 399 93% 93% 369 356 $ 61 $ 58 $ 166 $ 162 (1) Adjusted for sale of our UK solar and Residential portfolios. (MILLIONS, UNLESS NOTED) Average Adj. Revenue per MWh(1) Adjusted Revenue (1) Generation (GWh) (1) LTA Generation (GWh) Availability (%) Capacity (MW) Three months ended Mar 31

Exhibit 99.2

Solar (continued)

(MILLIONS, UNLESS NOTED)	Three months ended Mar 31 2018		2017	
Adjusted revenue (1)		61		58
Direct operating costs (1)		(12)		(11)
Adjusted EBITDA (1)	$	49	$	47
Adjusted interest expense (1)		(14)		(14)
Levelized principal repayments		(12)		(12)
Distributions to NCI		(3)		(4)
Other		3		4
CAFD (1)	$	23	$	21
Adjusted EBITDA		49		47
Interest expense		(15)		(20)
Depreciation and amortization		(30)		(29)
Other		(16)		8
Net (loss) income	$	(12)	$	6

(1) Adjusted for sale of our UK solar and Residential portfolios in 2017.

(MILLIONS, EXCEPT AS NOTED)	Actual Generation (GWh) Q1 2018	Q1 2017	Average Adj. Revenue per MWh Q1 2018		Q1 2017	
NA Utility Solar	204	189	$	118	$	116
International Utility Solar	62	64		120		132
DG	103	103		289		266
Total	369	356	$	166	$	162

Performance Highlights

- Adjusted EBITDA and CAFD were $49 million and $23 million, respectively, versus $47 million and $21 million, respectively, in Q1 2017
  - Adjusted EBITDA increased $2 million due to higher average realized prices in DG solar driven by greater SREC subscriptions at strong prices in 2018, and higher volumes in Utility Solar. These were partially offset by an increase in costs related to SunEdison sponsor subsidies, which benefited 2017
  - CAFD increased $2 million due to greater Adjusted EBITDA, and lower distributions to non-controlling interests than Q1 2017. Project defaults in 2016 caused cash traps, which increased distributions to non-controlling interests in Q1 2017 as cash was released
- Net loss of ($12 million) was $18 million lower than Q1 2017 primarily due to an asset impairment in DG Solar
- Availability was adversely impact in Q1 2018 primarily due to switch gear outages in Chile

11

12 Wind Overview • 1,531 MW of net capacity • 18 Sites in diverse geographies • Average remaining PPA life of 12 years • Average offtaker credit rating of A1 • Recently constructed assets (average 5 years old) with primarily top tier turbines Contracted cash flows • Substantially all generation is contracted with investment grade counterparties, such as state utilities or financial institutions The following table presents selected key performance metrics for our Wind segment: 2018 2017 1,531 1,531 1,623 1,623 95% 95% 1,528 1,626 $ 84 $ 91 $ 53 $ 56 Capacity (MW) (1) Excluding impact related to Raleigh outages in 2018. Three months ended Mar 31 (MILLIONS, UNLESS NOTED) Adjusted Revenue (1) Average Adj. Revenue per MWh LTA Generation Adjusted Availability (%)(1) Generation (GWh) (1)

Exhibit 99.2

Wind (continued)

(MILLIONS, UNLESS NOTED)		2018		2017
		Three months ended Mar 31		
Adjusted revenue		**78**		91
Direct operating costs		**(24)**		(26)
Adjusted EBITDA	$	**54**	$	65
Adjusted interest expense		**(11)**		(20)
Levelized principal repayments		**(12)**		(13)
Distributions to NCI		**(2)**		(6)
Sustaining capital expenditures		**(2)**		-
Other		**8**		7
CAFD	$	**35**	$	33
Adjusted EBITDA		**54**		65
Interest expense		**(11)**		(20)
Depreciation and amortization		**(46)**		(41)
Other		**(4)**		1
Net (loss) income	$	**(7)**	`	5
Excluding impact of Raleigh outages				
Adjusted EBITDA	$	**60**	$	65
CAFD	$	**41**	$	33

(MILLIONS, EXCEPT AS NOTED)	Actual Generation (GWh) Q1 2018	Q1 2017	Average Adj. Revenue per MWh Q1 2018		Q1 2017	
Central Wind	669	778	$	60	$	62
Texas Wind	430	479		14		20
Hawaii Wind	41	39		190		190
Northeast Wind	325	330		73		77
Total	**1,465**	**1,626**	$	**53**	$	**56**

Performance Highlights

- Excluding the impact of the Raleigh outages, Adjusted EBITDA and CAFD were $60 million and $41 million, respectively, versus $65 million and $33 million, respectively, in Q1 2017
  - Adjusted EBITDA decreased $5 million versus Q1 2017, primarily due to scheduled grid outage at Bishop Hill in January, partially offset by lower major maintenance versus Q1 2017
  - CAFD was $8 million higher than Q1 2017 due to refinancing of the MidCo term loan with corporate level debt, partially offset by the impacts to Adjusted EBITDA
- Including the nonrecurring lost revenue related to the Raleigh outages, Adjusted EBITDA and CAFD were $54 million and $35 million, respectively, versus $65 million and $33 million, respectively, in Q1 2017
- Net loss was ($7) million, $12 million lower than Q1 2017, due to lower Adjusted EBITDA, higher depreciation, partially offset by repayment of the MidCo term loan
- Sustaining capital expenditures are reported based on long term averages starting in 2018. The wind fleet will record $7 million annually ($2 million per quarter), substantially higher than the $2 million recorded in FY 2017

13

14 Corporate The following table presents our Corporate segment’s financial results: Performance Highlights • Direct operating costs decreased by $2 million compared to Q1 2017 primarily due to lower compensation • Interest expense was broadly in line with Q1 2017, primarily driven by refinancing of our high yield bonds with interest saving of ~200 bps, and lower interest expense on our revolver due to a significant lower balances, partially offset by interest expense on the $350 million Term Loan B issued in Q4 2017 • Non-operating general and administrative expenses decreased by $7 million primarily driven by higher legal fees and consulting fees related to litigation and transactions in Q1 2017 • Net loss of ($57) million was $10 million lower than Q1 2017, primarily due to reduction in non-operating costs 2018 2017 (7) (9) $ (7) $ (9) (3) - (25) (26)- $ (35) $ (35) (7) (9) (28) (28)- 1 1- - (4) -- - (18) (25)- - (1) (6) $ (57) $ (67) Three months ended Mar 31 (MILLIONS, UNLESS NOTED) Direct operating costs Adjusted EBITDA Management fees Income tax benefit Acquisition and related costs Other Net loss Adjusted interest expense CAFD Adjusted EBITDA Interest expense Non-operating general and administrative expens

15 Progress Versus Cost Savings Objectives • On an annualized basis, Q1 operating costs plus base management fee of $181 million, compared to operating costs of $191 million on a same store basis in 2017, illustrating cost savings of $10 million • Q1 Corporate operating costs include $0.9 million of audit fees, which were concentrated in Q1 and not reflective of the normal quarterly run rate Three months ended March 31 2018 (MILLIONS, UNLESS NOTED) Solar Wind Corp Total Operating costs ($12) ($24) ($7) ($43) Base management fee - - (2) (2) Total operating costs ($12) ($24) ($9) ($45) Annualized 2018 Solar Wind Corp Total Operating costs ($48) ($97) ($25) ($171) Base management fee - - (10) (10) Total operating costs ($48) ($97) ($35) ($181) Tw elve months ended December 31 2017 Solar Wind Corp Total Operating costs (1) ($52) ($106) ($31) ($189) Base management fee - - (2) (2) Total operating costs ($52) ($106) ($33) ($191) 2018 vs 2017 total operating costs ($10) (1) Operating costs in 2017 include $5.8 million of costs previously reported as sustaining capex related to our w ind assets. These costs w ill largely be covered by our recently signed FSA contracts and so are being reported for all periods as operating costs.

16 We operate with sufficient liquidity to enable us to fund expected growth initiatives, capital expenditures, and distributions, and to provide protection against any sudden adverse changes in economic circumstances or short-term fluctuations in generation. Principal sources of liquidity are cash flows from operations, our credit facilities, up-financings of subsidiary borrowings and proceeds from the issuance of securities. Corporate liquidity and available capital were $1,037 million and $1,210 million, respectively, as of March 31, 2018: Liquidity $ 73 $ 47 12 21 Cash available to corporate 85 68 Authorized credit facilities 600 450 Draws on credit facilities (70) (60) Commitments under revolver (78) (103) Undrawn Sponsor Line 500 500 952 787 $ 1,037 $ 855 73 60 95 97 5 3 $ 1,210 $ 1,015 Other project-level unrestricted cash Project-level restricted cash Project-level credit commitments, unissued Available capital (MILLIONS) Unrestricted corporate cash Project-level distributable cash Credit facilities Available portion of credit facilities Mar 31 2018 Dec 31 2017 Corporate liquidity

Exhibit 99.2

Maturity Profile

We finance our assets primarily with project level debt that generally has long-term maturities that amortize over the contract life, few restrictive covenants and no recourse to either TerraForm Power or other projects.

We have long-dated, staggered debt maturities. We have no meaningful maturities over next four years.

The following table summarizes our scheduled principal repayments, overall maturity profile and average interest rates associated with our borrowings over the next five years:

(MILLIONS)	Weighted Average Life	Remainder of 2018	2019	2020	2021	2022	Thereafter	Total	Weighted Average Interest Rate
Principal Repayments									
Corporate borrowings									
Notes	7.6	$ -	$ -	$ -	$ -	$ -	$ 1,500	$ 1,500	5.1%
Term Loan	4.6	3	4	4	4	336	-	350	4.6%
Revolver [1]	3.5	70	-	-	-	-	-	70	4.9%
Total corporate	6.9	73	4	4	4	336	1,500	1,920	5.0%
Non-recourse debt									
Utility scale	15.1	34	37	41	44	46	677	879	5.7%
Distributed generation	8.5	9	20	10	10	6	43	98	6.8%
Solar	14.4	44	57	51	53	53	720	977	5.9%
Wind	8.9	46	50	50	51	208	334	740	5.5%
Total non-recourse	12.0	90	107	101	104	261	1,054	1,717	5.7%
Total borrowings	9.4	$ 163	$ 111	$ 105	$ 108	$ 597	$ 2,554	$ 3,637	5.3%
		4%	3%	3%	3%	16%	70%		

(1) Revolver is classified as current in 2018 because the majority has been paid off in Q2 2018. The remaining balance and future borrowings are eligible to be rolled over for the duration of facilities' term

17

18 Our portfolio has a weighted-average remaining contract duration of ~14 years. Over the next five years, contracts accounting for 10% of our expected generation expire. We are focused on securing long-term contracts to the extent these contracts expire. The majority of our long-term power purchase agreements are with investment-grade counterparties. The composition of our counterparties under power purchase agreements is as follows: • Public utilities: 70% • Financial institutions: 21% • Commercial and industrial customers: 5% • Government institutions: 4% The following table sets out our contracted generation over the next five years as a percentage of expected generation. We currently have a contracted profile of approximately 95% of future generation and our goal is to maintain this profile going forward. Contract Profile For the Year ended December 31 2018 2019 2020 2021 2022 Contracted Solar 100% 100% 100% 100% 100% Wind 93% 91% 86% 82% 80% TERP 95% 93% 90% 86% 85% Uncontracted Wind 7% 9% 14% 18% 20% TERP 5% 7% 10% 14% 15%

19 Appendix 1 - Reconciliation of Non-GAAP Measures

Reconciliation of Non-GAAP Measures for the Three Months Ended March 31

Exhibit 99.2

TerraForm POWER

(MILLIONS, EXCEPT AS NOTED)	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017			
	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total
Revenue	**$60**	**$68**	**$0**	**$128**	**$66**	**$85**	**$0**	**$151**
Unrealized (gain) loss on commodity contract derivatives, net (a)	-	2	-	2	-	(2)	-	(2)
Amortization of favorable and unfavorable rate revenue contracts, net (b)	1	8	-	9	2	8	-	10
Other non-cash items (c)	-	-	-	-	(3)	-	-	(3)
Adjustment for asset sales	-	-	-	-	(7)	-	-	(7)
Adjusted revenues	**$61**	**$78**	**$0**	**$139**	**$58**	**$91**	**$0**	**$149**
Direct operating costs (d)	(12)	(24)	(7)	(43)	(11)	(26)	(9)	(46)
Adjusted EBITDA	**$49**	**$54**	**($7)**	**$96**	**$47**	**$65**	**($9)**	**$103**
Non-operating general and administrative expenses (e)	-	-	(18)	(18)	-	-	(25)	(25)
Stock-based compensation expense	-	-	-	-	-	-	(3)	(3)
Acquisition and related costs	-	-	(4)	(4)	-	-	-	-
Depreciation, accretion and amortization expense (f)	(30)	(46)	-	(76)	(29)	(41)	(1)	(71)
Impairment charges	(15)	-	-	(15)	-	-	-	-
Interest expense, net	(15)	(11)	(28)	(54)	(20)	(20)	(28)	(68)
Income tax benefit	-	-	1	1	-	-	1	1
Adjustment for asset sales	-	-	-	-	3	-	-	3
Other non-cash or non-operating items (g)	(1)	(4)	(1)	(6)	5	1	(2)	4
Net (loss) income	**($12)**	**($7)**	**($57)**	**($76)**	**$6**	**$5**	**($67)**	**($56)**

(MILLIONS, EXCEPT AS NOTED)	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017			
	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total
Adjusted EBITDA	**$49**	**$54**	**($7)**	**$96**	**$47**	**$65**	**($9)**	**$103**
Fixed management fee	-	-	(2)	(2)	-	-	-	-
Variable management fee	-	-	(1)	(1)	-	-	-	-
Adjusted interest expense (h)	(14)	(11)	(25)	(50)	(14)	(20)	(26)	(60)
Levelized principal payments (i)	(12)	(12)	-	(24)	(12)	(13)	-	(25)
Cash distributions to non-controlling interests (j)	(3)	(2)	-	(5)	(4)	(6)	-	(10)
Sustaining capital expenditures (k)	-	(2)	-	(2)	-	-	-	-
Other (l)	3	8	-	11	4	7	-	11
Cash available for distribution (CAFD) (m)	**$23**	**$35**	**($35)**	**$23**	**$21**	**$33**	**($35)**	**$19**

20

Reconciliation of Non-GAAP Measures for the Three Months Ended March 31

Exhibit 99.2

TerraForm Power

a) Represents unrealized loss (gain) on commodity contracts associated with energy derivative contracts that are accounted for at fair value with the changes recorded in operating revenues, net. The amounts added back represent changes in the value of the energy derivative related to future operating periods, and are expected to have little or no net economic impact since the change in value is expected to be largely offset by changes in value of the underlying energy sale in the spot or day-ahead market.

b) Represents net amortization of purchase accounting related to intangibles arising from past business combinations related to favorable and unfavorable rate revenue contracts.

c) Primarily represents recognized deferred revenue related to the upfront sale of investment tax credits.

d) In the three months ended March 31, 2017, reclassifies $2.3 million wind sustaining capital expenditure into direct operating costs, which will now be covered under new Full Service Agreement.

e) Pursuant to the management services agreement, SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. In the three months ended March 31, 2017, we accrued $0.4 million of costs incurred for management and administrative services that were provided by SunEdison under the Management Services Agreement that were not reimbursed by TerraForm Power and were treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. These items include extraordinary costs and expenses related primarily to restructuring, legal, advisory and contractor fees associated with the bankruptcy of SunEdison and certain of its affiliates (the "SunEdison bankruptcy") and investment banking, legal, third party diligence and advisory fees associated with the Brookfield transaction, dispositions and financings. The Company's normal general and administrative expenses, paid by Terraform Power, are the amounts shown below and were not added back in the reconciliation of net income (loss) to Adjusted EBITDA ($ in millions):

Q1 2018	Q1 2017
$7 M	$9 M

f) Includes reductions (increases) within operating revenues due to net amortization of favorable and unfavorable rate revenue contracts as detailed in the reconciliation of Adjusted Revenue.

g) Represents other non-cash items as detailed in the reconciliation of Adjusted Revenue and associated footnote and certain other items that we believe are not representative of our core business or future operating performance, including but not limited to: loss (gain) on foreign exchange ("FX"), unrealized loss on commodity contracts, loss on investments and receivables with affiliate, loss on disposal of renewable energy facilities, and wind sustaining capital expenditure previously reclassified.

h) Represents project-level and other interest expense and interest income attributed to normal operations. The reconciliation from Interest expense, net as shown on the Unaudited Condensed Consolidated Statement of Operations to adjusted interest expense applicable to CAFD is as follows:

$ in millions	Q1 2018	Q1 2017
Interest expense, net	**($54)**	**($68)**
Amortization of deferred financing costs and debt discounts	3	5
Adjustment for asset sales	-	4
Other	1	(1)
Adjusted interest expense	**($50)**	**($60)**

21

Reconciliation of Non-GAAP Measures for the Three Months Ended March 31 (Continued)

Exhibit 99.2

i) Represents levelized project-level and other principal debt payments to the extent paid from operating cash.

j) Represents cash distributions paid to non-controlling interests in our renewable energy facilities. The reconciliation from Distributions to non-controlling interests as shown on the Unaudited Condensed Consolidated Statement of Cash Flows to Cash distributions to non-controlling interests, net for the three months ended March 31, 2018 and 2017 is as follows:

$ in millions	Q1 2018	Q1 2017
Distributions to non-controlling interests	**($6)**	**($10)**
Adjustment for non-operating cash distributions	1	-
Cash distributions to non-controlling interests, net	**($5)**	**($10)**

k) Represents long-term average sustaining capex starting in 2018 to maintain reliability and efficiency of the assets.

l) Represents other cash flows as determined by management to be representative of normal operations including, but not limited to, wind plant "pay as you go" contributions received from tax equity partners, interconnection upgrade reimbursements, major maintenance reserve releases or (additions), and releases or (postings) of collateral held by counterparties of energy market hedges for certain wind plants.

m) CAFD in 2017 was recast as follows to present the levelized principal payments and adjusted interest expense in order to provide period to period comparisons that are consistent and more easily understood. In the twelve months ended December 31, 2017, CAFD remained $88 million as reported previously.

$ in millions	Q1 2017	Q2 2017	Q3 2017	Q4 2017	2017
Cash available for distribution (CAFD) before debt service reported	**$104**	**$120**	**$106**	**$91**	**$421**
Levelized principal payments	(25)	(25)	(25)	(24)	(99)
Adjusted interest expense	(60)	(61)	(63)	(50)	(234)
Cash available for distribution (CAFD), recast	**$19**	**$34**	**$18**	**$17**	**$88**

22

23 Appendix 2 – Additional Information

24 Annualized Long-term Average Generation GENERATION (GWh) (1) Q1 Q2 Q3 Q4 Total Wind (2) Central Wind 779 664 445 762 2,650 Texas Wind 454 472 349 438 1,713 Hawaii Wind 66 80 87 74 307 Northeast Wind 324 227 175 297 1,023 1,623 1,443 1,056 1,571 5,693 Solar (3) NA Utility Solar 219 343 319 193 1,074 International Utility Solar 66 49 52 73 240 DG 114 182 174 101 571 399 574 545 367 1,885 Total 2,022 2,017 1,601 1,938 7,578 (1) (2) (3) LTA is calculated on an annualized basis from the beginning of the year, regardless of the acquisition or commercial operation date. Wind Long Term Average Annual Generation is the expected average generation resulting from simulations using historical wind speed data normally from 1997 to 2016 (20 years), adjusted to the specific location and performance of the different wind farms. Solar Long Term Average Annual Generation is the expected average generation resulting from simulations using historical solar irradiance level data normally from 1998 to 2016 (19 years), adjusted to the specific location and performance of the different sites.

25 Calculation and Use of Non-GAAP Measures Adjusted Revenue, Adjusted EBITDA and CAFD are supplemental non-GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including revenue, net income (loss), operating income or net cash provided by operating activities. Our definitions and calculation of these non-GAAP measures may not necessarily be the same as those used by other companies. These non-GAAP measures have certain limitations, which are described below, and they should not be considered in isolation. We encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFD. Calculation of Non-GAAP Measures We define adjusted revenue as operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. We define adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash general and administrative costs, interest expense, income tax (benefit) expense, acquisition related expenses, and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. We define “cash available for distribution” or “CAFD” as adjusted EBITDA (i) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (ii) minus annualized scheduled interest and project level amortization payments in accordance with the related borrowing arrangements, (iii) minus average annual sustaining capital expenditures (based on the long-sustaining capital expenditure plans) which are recurring in nature and used to maintain the reliability and efficiency of our power generating assets over our long-term investment horizon, (iv) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations. As compared to the preceding period, we revised our definition of CAFD to (i) exclude adjustments related to deposits into and withdrawals from restricted cash accounts, required by project financing arrangements, (ii) replace sustaining capital expenditures payment made in the year with the average annualized long-term sustaining capital expenditures to maintain reliability and efficiency of our assets, and (iii) annualized debt service payments. We revised our definition as we believe it provides a more meaningful measure for investors to evaluate our financial and operating performance and ability to pay dividends. For items presented on an annualized basis, we will present actual cash payments as a proxy for an annualized number until the period commencing January 1, 2018. Furthermore, to provide investors with the most appropriate measures to assess the financial and operating performance of our existing fleet and the ability to pay dividends in the future, we have excluded results associated with our UK solar and Residential portfolios, which were sold in 2017, from adjusted revenue, EBITDA and CAFD reported for all periods. Use of Non-GAAP Measures We disclose Adjusted Revenue because it presents the component of operating revenue that relates to energy production from our plants, and is, therefore, useful to investors and other stakeholders in evaluating performance of our renewable energy assets and comparing that performance across periods in each case without regard to non-cash revenue items. We disclose Adjusted EBITDA because we believe it is useful to investors and other stakeholders as a measure of financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods and among us and our peer companies without regard to interest expense, taxes and depreciation and amortization. Adjusted EBITDA has certain limitations, including that it: (i) does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and (iv) does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes adjustments for goodwill impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs and items we believe are infrequent, unusual or non-recurring, including adjustments for general and administrative expenses we have incurred as a result of the SunEdison bankruptcy. We disclose CAFD because we believe cash available for distribution is useful to investors in evaluating our operating performance and because securities analysts and other stakeholders analyze CAFD as a measure of our financial and operating performance and our ability to pay dividends. CAFD is not a measure of liquidity or profitability, nor is it indicative of the funds needed by us to operate our business. CAFD has certain limitations, such as the fact that CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above. The adjustments made to Adjusted EBITDA and CAFD for infrequent, unusual or non-recurring items and items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of Adjusted EBITDA and CAFD should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items. In addition, these measures are used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget, as well as evaluating the attractiveness of investments and acquisitions. We believe these Non-GAAP measures are useful as a planning tool because it allows our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe these Non-GAAP measures are also useful for communicating with investors and other stakeholders.

NASDAQ: TERP http://www.terraformpower.com 26